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                                                                      EXHIBIT 21

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                     SUBSIDIARIES OF FIRSTMERIT CORPORATION


Citizens National Bank                                        National Banking Association

FirstMerit Bank, N.A.                                         National Banking Association

Peoples National Bank                                         National Banking Association

Peoples Bank, N.A.                                            National Banking Association

Citizens Savings Corporation of Stark County                           Ohio corporation

Citizens Investment Corporation                                        Ohio corporation

FirstMerit Community Development Corporation                           Ohio corporation

FirstMerit Credit Life Insurance Company                               Arizona corporation
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